Exhibit 99.1

FOR IMMEDIATE RELEASE
Comscore Reports Second Quarter 2021 Results
Activation Revenue Up 65 Percent Year-Over-Year
Continued Increase in TV Revenue Year-Over-Year
Movie Revenue Rebounds Ten Percent Sequentially
RESTON, Va., August 9, 2021 – Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting, and evaluating media across platforms, today reported financial results for the quarter ended June 30, 2021.
Second Quarter 2021 Financial Highlights
•Revenue for the second quarter was $87.7 million compared to $88.6 million in the prior-year quarter
•Net loss of $18.5 million compared to a net loss of $10.4 million in the prior-year quarter
•Adjusted EBITDA of $2.6 million compared to $9.2 million in the prior-year quarter
Recent Key Renewals, Partnerships and New Business Developments
•Syndicated Digital – New agreements from Estrella Media, Fusion92, Channel Factory, TheWrap and Minute Media
•National TV – Six new accounts, including an exclusive long-term currency agreement with sports marketing agency Octagon, as well as an extended agreement with Fox for Comscore's national TV measurement currency
•Local TV – New agreements with Capitol Broadcasting and Titan TV and signed renewals with Standard Media Group and the News-Press Gazette
•Activation – New agreements with Verisk Predictive Audiences partner for retail predictive audiences, Spiketrap Predictive Audiences partner for gaming predictive audiences, InfoSum, Experian, and LiveRamp Safe Haven to offer 1st party Predictive Audiences and Contextual Activation integration with Viant Technology Inc.
•Movies – Long-term agreements with two major studios, in both theatrical and streaming
•Expansion of Google data hub to include YouTube and YouTube TV for cross-platform advertising measurement
•Integrated Comscore's TV measurement into SQAD MediaCosts research platform for national and local market TV buys
•Partnered with conversation analytics platform Spiketrap to launch next-generation cookieless targeting for gaming audiences
•New agreements with Lightbox, Captivate, and GSTV for digital out-of-home measurement
•Launched Plan Metrix Multi-Platform in India
"This quarter we saw solid performance in many areas of our business, signing many new customers that we expect to increase revenue in the second half of the year. With movie theaters beginning to reopen, we expect to see a healthy rebound in that business as well over the coming quarters. Some of these new contracts and partnerships didn’t have a revenue impact in the second quarter but will start in the second half of the year. As a result, we remain confident in our ability to grow revenue as the year progresses," said Bill Livek, CEO and Executive Vice Chairman of Comscore.
Second Quarter Summary Results
Revenue in the second quarter of 2021 was $87.7 million, down from $88.6 million in the year-ago quarter, with growth from increases in TV, custom marketing solutions and Activation offset by lower movie and syndicated digital revenue.
Ratings and Planning revenue was $62.4 million in the second quarter of 2021, compared to $63.8 million in the year-ago quarter. The decrease was the result of lower syndicated digital and cross-platform audience products offset by higher TV revenue. TV continued to experience higher revenue compared to the prior year from new partnerships and increased agency use. Syndicated digital revenue was lower compared to the second quarter of 2020 primarily from reductions in our international business.

Analytics and Optimization revenue was $17.8 million in the second quarter of 2021, compared to $16.9 million in the year-ago quarter. The increase related to higher Lift and Survey deliveries and Activation, which experienced a 65% increase year-over-year in the quarter and 27% sequential growth as we continued to bring new solutions to market.
Movies Reporting and Analytics revenue was $7.5 million in the second quarter of 2021, compared to $7.9 million in the year-ago quarter, and up 10% sequentially. As theater reopening began in earnest in major U.S. cities in the first quarter and in Europe in the second quarter, we believe revenue from the movies business has bottomed and will continue to experience sequential quarterly increases throughout 2021.
Expenses from cost of revenues, sales and marketing, research and development, and general and administrative were $92.3 million compared to $84.5 million in the year-ago quarter. The increase relates primarily to higher data costs and professional fees. These increases were offset by lower panel costs, facility costs, and other general operating expenses. Expenses in the second quarter of 2020 were abnormally low due in part to temporary cost saving measures taken by management at the start of the pandemic, for which expenses have now returned to normal levels.
Net loss for the second quarter of 2021 was $18.5 million compared to a net loss of $10.4 million reported in the year-ago quarter. Loss per share attributable to common shares was $(0.28), compared to a loss per share attributable to common shares of $(0.15) in the year-ago quarter.
For the second quarter of 2021, non-GAAP adjusted EBITDA was $2.6 million, compared to $9.2 million in the year-ago quarter. The decrease in the second quarter of 2021 compared to the prior-year quarter relates primarily to higher data costs associated with our new commercial agreements, as well as second-quarter 2020 expenses being abnormally low as discussed above. Adjusted EBITDA excludes stock-based compensation expense, impairment charges, change in fair value of financing derivatives and warrants liability, debt extinguishment costs, and other items as presented in the accompanying tables.
Balance Sheet and Liquidity
As of June 30, 2021, cash, cash equivalents and restricted cash totaled $17.7 million, including $1.0 million in restricted cash. Total debt principal as of June 30, 2021 was $5.4 million.
2021 Outlook
Based on current trends and expectations, we believe full-year 2021 revenue and adjusted EBITDA margin will be at the lower end of the previously announced ranges. Those ranges estimated a revenue increase between 3% and 5% over 2020 and adjusted EBITDA margin of 6% to 8%. While the company has signed and announced many new customers and expects these partnerships and agreements to generate higher revenue over the long-term, the contracts were executed later in the year than anticipated, which will result in a less significant revenue impact to 2021 than previously contemplated.
We do not provide GAAP net income (loss) on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, fair value adjustments for financing derivatives and warrants, variable interest expense, litigation and restructuring expense, and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin to the most directly comparable GAAP measure, GAAP net income (loss), on a forward-looking basis.
Conference Call Information for Today, Monday, August 9 at 5:00 p.m. ET
Management will provide commentary on the company's results in a conference call on Monday, August 9, at 5:00 p.m. ET. To access this call, dial +1 844-229-7593 (U.S. and Canada) or +1 314-888-4258 (international) and reference Conference ID # 2741059. Participants are advised to dial in at least 10 minutes prior to the call to register. Additionally, a live webcast of the conference call will be available on the Investor Relations section of the company's website at ir.comscore.com/events-presentations.
Following the conference call, a replay will be available by dialing +1 855-859-2056 (U.S. and Canada) or +1 404-537-3406 (international) with Conference ID #2741059. The replay will also be available via webcast at ir.comscore.com/events-presentations.

About Comscore
Comscore is a trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore allows media buyers and sellers to quantify their multiscreen behavior and make business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, our expectations, forecasts, plans and opinions regarding expected revenue growth and adjusted EBITDA margin for 2021, the impact of new customer contracts and partnerships on our business and revenue prospects, the continued impact of the Covid-19 pandemic on our business, evolving industry trends, and product development and innovation. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in our business and customer, partner and vendor relationships; external market conditions; evolving privacy and regulatory standards; the continuing impact of the Covid-19 pandemic and related government mandates; and our ability to achieve our expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that we make from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not intend or undertake, and expressly disclaim, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing herein adjusted EBITDA and non-GAAP net income (loss), which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), various cash flow metrics, and our other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure, net income (loss). These reconciliations should be carefully evaluated.
Press
Neil Ripley
Comscore, Inc.
646-746-0579
press@comscore.com

Investors
John Tinker
Comscore, Inc.
212-203-2129
jtinker@comscore.com

COMSCORE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value data)

	As of	As of
	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,659	$31,126
Restricted cash	1,021	19,615
Accounts receivable, net of allowances of $1,332 and $2,757, respectively	63,903	69,379
Prepaid expenses and other current assets	12,261	16,910
Total current assets	93,844	137,030
Property and equipment, net	31,683	30,973
Operating right-of-use assets	31,201	28,959
Goodwill	417,619	418,327
Intangible assets, net	39,645	52,340
Deferred tax assets	2,783	2,741
Other non-current assets	10,604	7,600
Total assets	$627,379	$677,970
Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$44,965	$36,640
Accrued expenses	43,227	48,380
Contract liability	50,309	58,529
Customer advances	10,187	12,477
Warrants liability	19,351	2,831
Current operating lease liabilities	6,823	7,024
Secured term note	—	12,644
Other current liabilities	2,617	5,750
Total current liabilities	177,479	184,275
Non-current operating lease liabilities	38,717	36,127
Non-current contract liabilities	3,050	4,156
Deferred tax liabilities	1,637	627
Senior secured convertible notes	—	192,895
Financing derivatives	—	11,300
Other non-current liabilities	19,990	19,600
Total liabilities	240,873	448,980
Commitments and contingencies
Convertible redeemable preferred stock, $0.001 par value; 82,527,609 and zero shares authorized, issued and outstanding as of June 30, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $204,043 as of June 30, 2021	187,885	—
Stockholders' equity:
Preferred stock, $0.001 par value; 7,472,391 and 5,000,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively; no shares issued or outstanding as of June 30, 2021 or December 31, 2020	—	—
Common stock, $0.001 par value; 275,000,000 and 150,000,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively; 88,936,873 shares issued and 82,172,077 shares outstanding as of June 30, 2021, and 79,703,342 shares issued and 72,938,546 shares outstanding as of December 31, 2020	82	73
Additional paid-in capital	1,652,731	1,621,986
Accumulated other comprehensive loss	(8,450)	(7,030)
Accumulated deficit	(1,215,758)	(1,156,055)
Treasury stock, at cost, 6,764,796 shares as of June 30, 2021 and December 31, 2020	(229,984)	(229,984)
Total stockholders' equity	198,621	228,990
Total liabilities, convertible redeemable preferred stock and stockholders' equity	$627,379	$677,970

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$87,659	$88,566	$177,989	$178,094

Cost of revenues (1) (2)	51,386	44,949	104,088	90,747
Selling and marketing (1) (2)	16,530	16,007	34,357	35,220
Research and development (1) (2)	10,132	9,765	20,485	19,901
General and administrative (1) (2)	14,246	13,741	28,714	29,284
Amortization of intangible assets	6,255	6,846	12,694	13,764
Impairment of right-of-use and long-lived assets	—	—	—	4,671
Total expenses from operations	98,549	91,308	200,338	193,587
Loss from operations	(10,890)	(2,742)	(22,349)	(15,493)
Other (expense) income, net	(6,508)	1,477	(14,782)	8,671
(Loss) gain from foreign currency transactions	(370)	(944)	704	(140)
Interest expense, net	(355)	(8,856)	(7,400)	(17,702)
Loss on extinguishment of debt	—	—	(9,629)	—
Loss before income taxes	(18,123)	(11,065)	(53,456)	(24,664)
Income tax (provision) benefit	(422)	664	(1,444)	1,079
Net loss	$(18,545)	$(10,401)	$(54,900)	$(23,585)
Net loss available to common stockholders:
Net loss	$(18,545)	$(10,401)	$(54,900)	$(23,585)
Convertible redeemable preferred stock dividends	(3,868)	—	(4,803)	—
Total net loss available to common stockholders	$(22,413)	$(10,401)	$(59,703)	$(23,585)
Net loss per common share:
Basic and diluted	$(0.28)	$(0.15)	$(0.76)	$(0.34)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	81,427,971	70,554,326	78,813,987	70,340,658
Comprehensive loss:
Net loss	$(18,545)	$(10,401)	$(54,900)	$(23,585)
Other comprehensive loss:
Foreign currency cumulative translation adjustment	731	1,564	(1,420)	(1,309)
Total comprehensive loss	$(17,814)	$(8,837)	$(56,320)	$(24,894)

(1) Stock-based compensation expense is included in the line items above as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of revenues	$468	$487	$1,323	$696
Selling and marketing	516	720	1,471	1,329
Research and development	350	375	992	431
General and administrative	1,851	764	4,336	2,548
Total stock-based compensation expense	$3,185	$2,346	$8,122	$5,004

(2) Excludes amortization of intangible assets, which is presented separately in the Condensed Consolidated Statements of Operations and Comprehensive Loss.

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2021	2020
Operating activities:
Net loss	$(54,900)	$(23,585)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Change in fair value of warrants liability	16,520	(3,893)
Amortization of intangible assets	12,694	13,764
Loss on extinguishment of debt	9,629	—
Stock-based compensation expense	8,122	5,004
Depreciation	7,991	6,788
Non-cash interest expense on senior secured convertible notes	4,692	—
Non-cash operating lease expense	2,597	2,978
Accretion of debt discount	1,620	3,617
Deferred tax provision	967	324
Amortization expense of finance leases	941	784
Amortization of deferred financing costs	320	739
Bad debt (benefit) expense	(153)	1,590
Change in fair value of financing derivatives	(1,800)	(4,687)
Impairment of right-of-use and long-lived assets	—	4,671
Other	370	(6)
Changes in operating assets and liabilities:
Accounts receivable	5,336	5,836
Prepaid expenses and other assets	1,516	(779)
Accounts payable, accrued expenses and other liabilities	8,692	(13,948)
Contract liabilities and customer advances	(11,608)	2,330
Operating lease liabilities	(2,686)	(3,319)
Net cash provided by (used in) operating activities	10,860	(1,792)

Investing activities:
Capitalized internal-use software costs	(7,369)	(7,836)
Purchases of property and equipment	(354)	(45)
Net cash used in investing activities	(7,723)	(7,881)

Financing activities:
Principal payment and extinguishment costs on senior secured convertible notes	(204,014)	—
Principal payment and extinguishment costs on secured term note	(14,031)	—
Payments for dividends on convertible redeemable preferred stock	(4,760)	—
Principal payments on finance leases	(920)	(823)
Principal payments on software license arrangements	(228)	(155)
Revolving line of credit issuance costs	(68)	—
Payments for taxes related to net share settlement of equity awards	(38)	(68)
Proceeds from issuance of convertible redeemable preferred stock, net of issuance costs	188,183	—
Net cash used in financing activities	(35,876)	(1,046)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(322)	(544)
Net decrease in cash, cash equivalents and restricted cash	(33,061)	(11,263)
Cash, cash equivalents and restricted cash at beginning of period	50,741	66,773
Cash, cash equivalents and restricted cash at end of period	$17,680	$55,510

	As of June 30,
	2021	2020
Cash and cash equivalents	$16,659	$35,899
Restricted cash	1,021	19,611
Total cash, cash equivalents and restricted cash	$17,680	$55,510

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of net loss (GAAP) to adjusted EBITDA for each of the periods identified:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2021 (Unaudited)	2020 (Unaudited)	2021 (Unaudited)	2020 (Unaudited)
Net loss (GAAP)	$(18,545)	$(10,401)	$(54,900)	$(23,585)

Amortization of intangible assets	6,255	6,846	12,694	13,764
Depreciation	3,937	3,404	7,991	6,788
Amortization expense of finance leases	498	394	941	784
Income tax provision (benefit)	422	(664)	1,444	(1,079)
Interest expense, net	355	8,856	7,400	17,702
EBITDA	(7,078)	8,435	(24,430)	14,374

Adjustments:
Stock-based compensation expense	3,185	2,346	8,122	5,004
Loss on extinguishment of debt	—	—	9,629	—
Impairment of right-of-use and long-lived assets	—	—	—	4,671
Other expense (income), net (1)	6,519	(1,542)	14,870	(8,434)
Adjusted EBITDA	$2,626	$9,239	$8,191	$15,615
(1) Adjustments to other expense (income), net reflect non-cash changes in the fair value of financing derivatives, interest make-whole derivative and warrants liability included in other (expense) income, net on our Condensed Consolidated Statements of Operations and Comprehensive Loss.
The following table presents a reconciliation of net loss (GAAP) to non-GAAP net loss for each of the periods identified:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2021 (Unaudited)	2020 (Unaudited)	2021 (Unaudited)	2020 (Unaudited)
Net loss (GAAP)	$(18,545)	$(10,401)	$(54,900)	$(23,585)

Adjustments:
Amortization of intangible assets	6,255	6,846	12,694	13,764
Stock-based compensation expense	3,185	2,346	8,122	5,004
Loss on extinguishment of debt	—	—	9,629	—
Impairment of right-of-use and long-lived assets	—	—	—	4,671
Other expense (income), net (1)	6,519	(1,542)	14,870	(8,434)
Non-GAAP net loss	$(2,586)	$(2,751)	$(9,585)	$(8,580)
(1) Adjustments to other expense (income), net reflect non-cash changes in the fair value of financing derivatives, interest make-whole derivative and warrants liability included in other (expense) income, net on our Condensed Consolidated Statements of Operations and Comprehensive Loss.
We do not provide GAAP net income (loss) on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, fair value adjustments, variable interest expense, litigation and restructuring expense and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or non-GAAP net loss to the most directly comparable GAAP measure, GAAP net income (loss), on a forward-looking basis.

Revenues
Revenues from our three offerings of products and services are as follows:

	Three Months Ended June 30,
(In thousands)	2021 (Unaudited)	% of Revenue	2020 (Unaudited)	% of Revenue	$ Variance	% Variance
Ratings and Planning	$62,418	71.2%	$63,779	72.0%	$(1,361)	(2.1)%
Analytics and Optimization	17,764	20.3%	16,894	19.1%	870	5.1%
Movies Reporting and Analytics	7,477	8.5%	7,893	8.9%	(416)	(5.3)%
Total revenues	$87,659	100.0%	$88,566	100.0%	$(907)	(1.0)%

	Six Months Ended June 30,
(In thousands)	2021 (Unaudited)	% of Revenue	2020 (Unaudited)	% of Revenue	$ Variance	% Variance
Ratings and Planning	$128,224	72.1%	$127,300	71.5%	$924	0.7%
Analytics and Optimization	35,465	19.9%	32,395	18.2%	3,070	9.5%
Movies Reporting and Analytics	14,300	8.0%	18,399	10.3%	(4,099)	(22.3)%
Total revenues	$177,989	100.0%	$178,094	100.0%	$(105)	(0.1)%